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                                                                    EXHIBIT 21.1

                           K-Tron International, Inc.
                              List of Subsidiaries*

                                                                          State or Jurisdiction
Name of Subsidiary                                                        of Incorporation
------------------                                                        ----------------
K-Tron Investment Co .............................................         Delaware
        K-Tron Sales Corporation .................................         Barbados
        Hurricane Pneumatic Conveying Inc ........................         Canada
        K-Tron America, Inc ......................................         Delaware
                      Colormax Limited ...........................         England
        K-Tron (Schweiz) AG ......................................         Switzerland
                 K-Tron Asia Pacific Holding Pte Ltd .............         Singapore
                           K-Tron Asia Pacific Pte ...............         Singapore
                 K-Tron China Ltd ................................         China
                 K-Tron Deutschland GmbH .........................         Germany
                 K-Tron France S.a.r.l ...........................         France
                 K-Tron Great Britain Ltd. .......................         England
K-Tron Technologies, Inc. ........................................         Delaware

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*       Pursuant to applicable Securities and Exchange Commission regulations, the Registrant has omitted those subsidiaries which when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 2000.